Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated April 16, 2012, on the balance sheet of AEI Core Property Income Trust, Inc. as of December 31, 2011, and the related statements of operations and stockholder’s equity, and cash flows and for the period from June 15, 2011 (date of inception) to December 31, 2011, (which report expresses and unqualified opinion and includes an explanatory paragraph relating to the Company being in the development stage) in the Post-Effective Amendment No. 4 to Form S-11 Registration Statement of AEI Core Property Income Trust, Inc. dated on or about November 20, 2012 and to the reference to our Firm under the caption “Experts” in the Prospectus included therein.

                                                                                                                                                                                                                                               /s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P.

Minneapolis, Minnesota
November 20, 2012